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                                                                     Exhibit 5.1
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                               MAPLES and CALDER


To:  Scottish Annuity & Life Holdings, Ltd.                     7 December, 2000
     P.O. Box 10657 APO
     Grand Pavilion Commercial Centre
     802 West Bay Road
     George Town, Grand Cayman
     Cayman Islands, BWI

Dear Sirs,

Re: Scottish Annuity & Life Holdings, Ltd. - Registration of Form S-8 of 3,100,000 Ordinary Shares, par value $.01 per share (the "Ordinary Shares")

We have acted as counsel for Scottish Annuity & Life Holdings, Ltd., a company organized under the laws of the Cayman Islands (the "Company"), in connection with the registration of 3,100,000 Ordinary Shares, par value US$0.01 per share with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). We have reviewed, inter alia, originals, copies, drafts or conformed copies of the following documents:

(A) the Certificate of Incorporation and Memorandum and Articles of Association of the Company as adopted on 12th November, 1998;

(B) the Minutes of Meetings of the Directors of the Company dated 22nd October, 1998 and 22nd December, 1999 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

(C) the Second Amended and Restated 1998 Stock Option Plan adopted by a resolution passed at a meeting of the Directors held on 22nd October, 1998 (the "Second Amended and Restated 1998 Stock Option Plan") in relation to 1,600,000 Ordinary Shares;

(D) the 1999 Stock Option Plan adopted by a resolution passed at a meeting of the Directors held on 22nd December, 1999 (the "1999 Stock Option Plan") in relation to 750,000 Ordinary Shares;

(E) the Harbourton Employee Options adopted by a resolution passed at a meeting of the Directors held on 22nd December, 1999 (the "Harbourton Employee Options") in relation to 750,000 Ordinary Shares;

(F) the draft of the Registration Statement dated 5 December, 2000; and
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(G) a Director's Certificate from a Director of the Company (the "Director's
    Certificate").

The following opinion is given only as to circumstances existing on the date hereof and known to us and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the accuracy of the Director's Certificate without further verification and have relied upon the following assumptions, which we have not independently verified:

     (a) copy documents or the forms of documents provided to us are true copies of, or in the final forms of, the originals;

     (b) the genuineness of all signatures;

     (c) the power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the agreements mentioned herein;

     (d) all preconditions to the obligations of the parties under the agreements mentioned herein have been satisfied or duly waived and there has been no breach of the terms of the said such agreements;

     (e) no exceptional circumstances exist which give rise to the lifting of the corporate veil;

     (f) no invitation to subscribe for the shares has been made to the public of the Cayman Islands;

     (g) there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing, specifically, we have made no independent investigation of the laws of New York or the federal laws of the United States of America.

Based upon and subject to the foregoing and having regard to such legal considerations as we deem relevant, we are of the opinion that the issue of the Ordinary Shares is duly authorized and, when the Registration Statement filed by the Company to effect the registration of the Ordinary Shares under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission and the Ordinary Shares are issued and delivered in accordance with the Memorandum and Articles, the Second Amended and Restated Stock Option Plan, the 1999 Stock Option Plan and the Harbourton Employee Options (the "Plans") against payment of the consideration therefor as provided therein and as provided for in the Plans and having a value not less than par value, the Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable.
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Except as specifically stated herein, we make no comment with regard to any representations which may be made by the Company in any of the documents referred to above or otherwise or with regard to the commercial terms of the said documents.

This opinion is furnished by us solely with respect to the Registration Statement. This opinion, although addressed to you, may be relied upon by your legal advisers (but in that capacity only). It may not be relied upon by any other person(s) without our prior written consent. However, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Yours faithfully,



/s/ MAPLES AND CALDER
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    MAPLES AND CALDER